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                                                                    Exhibit 99.1
[Logo of Vencor, Inc. appears here]


CONTACT:  Richard A. Schweinhart
          Senior Vice President and Chief Financial Officer
          (502) 596-7379

          Richard A. Lechleiter
          Vice President, Finance,
          Corporate Controller and Treasurer
          (502) 596-7734


             VENCOR ANNOUNCES DELISTING OF COMMON STOCK FROM NYSE


LOUISVILLE, Ky. (June 8, 1999) - Vencor, Inc. (NYSE: VC) today announced that it has been notified by the New York Stock Exchange ("NYSE") that the Company's common stock has been suspended from trading and that the NYSE intends to delist
its common stock.   The NYSE cited certain quantitative and qualitative listing criteria for the delisting of the common stock. The Company intends to take steps to allow the common stock to trade in the over-the-counter market.

    Vencor is a long-term healthcare provider operating nursing centers, hospitals and contract ancillary services in 46 states.

    Certain statements made in this press release, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the Company's ability to amend or refinance its existing debt and lease obligations or otherwise adjust its current financial structure, the increase in the Company's cost of borrowing, its ability to attract patients and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of the future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

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